UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2004

Email Real Estate.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Boulevard, Suite 215 South San Francisco, California (Address of Principal Executive Offices)	94080 (Zip Code)

Registrant’s telephone number, including area code: (650) 588-6404

(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Change In Registrant's Certifying Accountant.

(a)    Change in Registrant's Certifying Accountant.

(i)    On July 21, 2004, the Registrant completed a merger transaction with Hana Biosciences, Inc. (f/k/a Hudson Health Sciences, Inc.), pursuant to which a wholly-owned subsidiary of Email Real Estate.com, Inc. merged with and into Hana Biosciences (the “Merger”), with Hana Biosciences remaining as the surviving corporation and a wholly-owned subsidiary of Email Real Estate.com, Inc. In connection with the Merger, the former stockholders of Hana Biosciences received, in exchange for their shares of Hana Biosciences capital stock, approximately 85 percent of the Registrant’s outstanding equity after giving effect to the Merger. In addition, the Registrant’s board of directors was reconstituted in connection with the Merger such that all of the Registrant’s directors were replaced by the directors of Hana Biosciences upon completion of the Merger. Further, upon the completion of the Merger, the Registrant ceased all of its pre-transaction operations and has adopted the business of Hana Biosciences, Inc. Accordingly, for accounting purposes, Hana Biosciences was treated as the acquiring entity and Email Real Estate.com, Inc. as the acquired entity.

(ii)    As a result of the Merger, the Registrant has determined to change its independent public accountants. Accordingly, on August 11, 2004, the Registrant dismissed James E. Scheifley & Associates, P.C. as its independent public accountants. The Registrant’s Board of Directors participated in and approved the decision to change public accountants.

(iii)    The report of James E. Scheifley & Associates, P.C. on the financial statements of Email Real Estate.com, Inc. for the most recent fiscal year contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

(iv)    In connection with its audit for the most recent fiscal year and through August 11, 2004, there have been no disagreements with James E. Scheifley & Associates, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of James E. Scheifley & Associates, P.C. would have caused them to make reference thereto in its report on the financial statements for such years.

(v)    During the most recent fiscal year and through August 11, 2004, none of the events specified in Item 304(a)(iv)(B) of Regulation S-B have occurred.

(vi)    The Registrant has requested that James E. Scheifley & Associates, P.C. furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 12, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b)    New Independent Public Accountants.

On August 11, 2004, the Registrant retained J.H. Cohn LLP to be its principal independent registered public accounting firm. During the two most recent fiscal years and to August 11, 2004, the Registrant has not consulted with J.H. Cohn LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that J.H. Cohn LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

16.1   Letter regarding Registrant's change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAIL REAL ESTATE.COM, INC.

Date: August 12, 2004	By:	/s/ Mark J. Ahn

Mark J. Ahn President and Chief Executive Officer

EXHIBIT INDEX

16.1   Letter regarding Registrant's change in independent registered public accounting firm.